Exhibit 99.1


                                              PRESS RELEASE
   Parallel Petroleum Corporation
   1004 N. Big Spring, Suite 400              Contact:     Cindy Thomason
   Midland, TX 79701   (432) 684-3727         Manager of Investor Relations
   http://www.parallel-petro.com              cindyt@parallel-petro.com
________________________________________________________________________________

                          PARALLEL PETROLEUM ANNOUNCES
               NEW BUSINESS PLAN GENERATES RECORD BREAKING QUARTER

MIDLAND, Texas, (BUSINESS WIRE), May 15, 2003 - Parallel Petroleum Corporation (NASDAQ: PLLL) today announced financial and operational results for the first quarter ended March 31, 2003.

First Quarter Results

For the three months ended March 31, 2003, Parallel reported net income of $2.1 million, or $.09 per diluted share. Included in net income is $4.2 million of operating income primarily due to a 121% increase in production volumes and a 95% increase oil and gas prices when comparing the first quarter of 2003 to the first quarter of 2002. For the three months ended March 31, 2002, Parallel recorded a net loss of $.9 million, or $.04 per diluted share, which included noncash items of $.6 million related to a $.3 million decrease in fair value of derivatives and a $.3 million equity in the loss of First Permian, LP.

Net cash provided by operating activities for the three-month period ended March 31, 2003 was $3.6 million, compared to a deficit of $.2 million for the same period of 2002. The increase was primarily related to the above mentioned increases in oil and gas volumes and prices. Parallel's net cash provided by operating activities adjusted for changes in components of working capital and other liabilities [Discretionary Cash Flow (Non-GAAP) - see reconciliation on page 8 of this press release] is $5.8 million for the period ended March 31, 2003 compared to $.8 million for the same period of 2002.

For the first quarter of 2003, Parallel's sales were 153,578 Bbls of oil and 781,751 Mcf of natural gas, or 283,870 BOE. The average prices the Company received for its oil and natural gas on an unhedged/hedged basis, respectively, were $32.60/$31.80 per barrel and $5.82/$4.62 per Mcf, or $33.66/$29.92 per BOE.
For the same period of 2002, oil sales were 30,161 Bbls at an average price of $21.20 per barrel and natural gas sales were 590,650 Mcf at an average price of $2.25 per Mcf, or 128,603 BOE at $15.33 per BOE. (Refer to the tables on page 7 of this press release for detailed production and price data and hedging information.)

Balance Sheet Review

As of March 31, 2003, current assets were $10.0 million, which included $3.8 million of cash. Current liabilities were $9.9 million, including $5.7 million of current maturities of long-term debt and $1.3 million related to derivative obligations, resulting in a net working capital of $.1 million. During the first quarter of 2003, Parallel reduced long-term debt by $7.0 million. Long-term debt, including current maturities, stood at $42.8 million. The Company's net capitalized costs associated with its oil and gas properties were $89.8 million, which included approximately $2.7 million of leasehold and seismic costs for undeveloped prospects. Also added to the Company's property basis during the first quarter was an asset retirement cost of $1.2 million for the adoption of SFAS 143. Parallel's stockholders' equity as of March 31, 2003 was $46.4 million, the largest in the Company's history.

Capital Investment Budget for 2003

Parallel's estimated capital budget for 2003 totals approximately $12.0 million, net to its interest. The budget will be funded from the Company's 2003 estimated operating cash flow, which is based on anticipated commodity prices and forecasted production volumes. The amount and timing of expenditures are subject to change based upon market conditions, results of expenditures, new opportunities and other factors.

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

Parallel Petroleum Announces 1Q 2003 Results
May 15, 2003
Page 2

Operational Update

The following is an update of Parallel's operations and related capital expenditure budget for the Permian Basin of West Texas, East Texas, and onshore gulf coast of South Texas. For prior related operational and capital expenditure updates, refer to the Company's Press Releases dated January 17, March 25, and March 26, 2003.

     Permian Basin of West Texas
         Fullerton Field, Andrews County - Parallel has budgeted approximately $1.5 million for year 2003 for the stimulation of approximately 40 of the 128 existing producing wells in the San Andres formation at 4,400 feet. The first four water frac stimulations were completed during the first quarter of 2003 yielding average production increases of approximately 13 net barrels of oil per day per well. The Company presently anticipates fracture stimulating four to five wells per month. Parallel's current estimated net daily production from the Fullerton properties has increased 4% to approximately 1,200 BOE per day, compared to approximately 1,150 BOE per day as of the first of the year. This 4% increase is important, given the historical 5% annual decline rate associated with this set of assets. Parallel's working interesting in these assets ranges from 25% to 85%.

         Lion Diamond M Canyon Unit, Scurry County - During 2002, Parallel and its partners, under Phase I, drilled four wells to the base of the Canyon Reef formation at an estimated depth of 6,500 feet on this 5,500-acre unit. As much as 280 feet of gross interval above "lowest known oil" was penetrated. After six months of production, three of the four wells are still producing at their initial combined rate of approximately 300 equivalent barrels of oil per day. Two of the wells are producing from intervals deeper than those being produced in any other currently active well in the unit, while still containing uncompleted pay behind pipe. The fourth well has been completed in the shallow Clearfork formation at a depth of 3,300 feet, as discussed below under GCW Shallow Leases, Scurry County.

         Based on results to date, Parallel believes multiple opportunities exist to increase production through well reactivations, deepenings and recompletion operations, infill drilling on 20-acre spacing, and waterflood enhancement. Presently, detailed geologic and engineering work is being concentrated in the areas around these three Canyon Reef wells and related infrastructure work has commenced. As previously announced, Parallel plans to deepen and production test as many as 20 existing wells this year.

         GCW Shallow Leases, Scurry County - Parallel took over operations of all leases in the Diamond M Project area on March 1, 2003 with the Phase II election. This included approximately 2,600 acres of shallow Glorieta, Clearfork, and Wichita Albany production. At March 1, 2003, there were 50 active wells producing approximately 150 barrels of oil per day. In addition, there are 39 inactive well bores available for potential utilization. The fourth well, in the Phase I Canyon program, has been completed in the Clearfork formation at a stabilized rate of 25 barrels of oil per day. Current production rate on all shallow wells is approximately 175 barrels of oil per day. Presently, in addition to selected well reactivations, design work is proceeding on the initial 10-acre infill waterflood pilot. The pilot area will provide reservoir performance data necessary for full field design.

         Parallel expects to invest approximately $4.5 million during 2003 for capital expenditures on a combined basis, shallow and deep, on the Diamond M Project. Parallel owns a 66% working interest and a 56% net revenue interest before project payout.

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
Parallel Petroleum Announces 1Q 2003 Results
May 15, 2003
Page 3

     East Texas
         Cook Mountain Gas Project, Liberty County - Since the second quarter of 2002, Parallel has participated in 5 Cook Mountain gas wells, of which 4 have been successful and are currently producing at a combined rate of approximately 30,000 Mcfe, or 5,000 BOE, per day, with Parallel's net share being approximately 2,800 Mcfe, or 475 BOE, per day. The Company has generated ten Cook Mountain exploration gas prospects, based on 3-D seismic, and has budgeted approximately $2 million, net to its interest, for the drilling and completion of at least five wells, back-to-back, during the remainder of year 2003. The first of these five wells, the East Ames Gas Unit #l, is expected to spud within the next 30 days. Parallel's working interest in the well is approximately 17%.

     Onshore Gulf Coast of South Texas
         Yegua/Frio Gas Project, Jackson County - Parallel has budgeted approximately $1.5 million for the remainder of 2003 for the drilling and completion of approximately 8 Frio wells and 1 Yegua well. All of these exploratory gas prospects were generated from the Company's proprietary 3-D seismic data base. This drilling activity has been accelerated and is expected to start during the second quarter of 2003. Parallel's average working interest in the project is 40% in the Yegua and 50% in the Frio. The Big 12 No. l, a Yegua well, was recently fracture stimulated and is currently producing at an initial daily rate of 2,000 Mcf, plus 200 barrels of condensate, on an 11/64-inch choke with a flowing tubing pressure of 5,600 pounds per square inch. An additional Yegua zone will also be fracture stimulated and commingled with the existing zone within the next 30 days. Parallel owns a 40% working interest in the well.

Management Comments

Larry C. Oldham, Parallel's President, commented, "Results of our new business plan really showed up during the first quarter in record proportions. Our oil and gas production reached an all-time high of 3,150 BOE per day, earnings and operating cash flow both reached record high numbers, and we reduced our long-term debt by $7 million, further improving our financial position. What a great quarter! These results are a tribute to our team of people that are second to none in our industry. Today, for the first time in the Company's history, we have an excellent inventory of low-risk projects, the resources to exploit them, and the people who can and will execute our new business plan. We're excited and look forward to the Company's continued growth and progress."

In a final comment, Oldham stated, "Parallel has hedged oil and natural gas volumes representing approximately 50% and 30%, respectively, of expected production from April through December 2003. These commodity hedges, along with our interest rate hedges, assist us in forecasting cash flow within a predictable range, so we can reasonably plan and budget our capital investments. Please see our Hedging Table on page 7 of this press release for hedging information."

Conference Call Information

Parallel's management will host a conference call to discuss the Company's financial and operational results for the first quarter ended March 31, 2003 on Friday, May 16, 2003, at 10:00 a.m. Central time. To participate in the call, dial 1-973-317-5319 at least five minutes before the scheduled start time. The conference call will also be webcast, complete with the "Current Slide Presentation", and can be accessed live at Parallel's web site, www.parallel-petro.com. A replay of the conference call will be available at the Company's web site or by calling 1-973-709-2089, Passcode I.D. 291880.


                    Financial statements and schedules follow

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
Parallel Petroleum Announces 1Q 2003 Results
May 15, 2003
Page 4
                             PARALLEL PETROLEUM CORPORATION
                               CONSOLIDATED BALANCE SHEETS

                                                                                                 (audited)         (unaudited)
                                                                                                December 31,          March 31,
ASSETS                                                                                              2002                2003
                                                                                                -------------     --------------
Current assets:
  Cash and cash equivalents                                                                      $ 11,811,704       $  3,834,101
  Accounts receivable:
    Oil and gas                                                                                     3,071,315          5,045,575
    Others, net of allowance for doubtful account of  $12,681 in 2002 and 2003                        236,443            229,540
    Affiliate                                                                                           2,084                  -
                                                                                                -------------       ------------
                                                                                                    3,309,842          5,275,115
Income tax receivable                                                                                 832,590            832,590
Other assets                                                                                           78,675             55,125
Fair value of derivative instruments                                                                   21,884              2,784
                                                                                                -------------       ------------
         Total current assets                                                                      16,054,695          9,999,715
                                                                                                -------------       ------------
Property and equipment, at cost:
  Oil and gas properties, full cost method (Note 5)                                               146,679,503        152,274,021
  Other                                                                                             1,083,282          1,246,674
                                                                                                -------------       ------------
                                                                                                  147,762,785        153,520,695
  Less accumulated depreciation and depletion                                                     (62,074,559)       (63,746,018)
                                                                                                -------------       ------------

         Net property and equipment (Note 8)                                                       85,688,226         89,774,677
                                                                                                -------------       ------------
Other assets, net of accumulated amortization of $78,520  in 2002 and $43,996 in 2003                 608,410            585,626
                                                                                                -------------       ------------
                                                                                                 $102,351,331       $100,360,018
                                                                                                =============       ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities                                                       $  3,033,650       $  2,866,239
  Current maturities of long-term debt (Note 2)                                                     4,145,833          5,700,000
  Current maturity of derivative obligations                                                          335,829          1,286,654
                                                                                                -------------       ------------
                                                                                                    7,515,312          9,852,893
                                                                                                -------------       ------------
Long-term debt, excluding current maturities (Note 2)                                              45,604,167         37,050,000
Long-term asset retirement obligation (Note 8)                                                              -          1,727,165
Long-term maturity of derivative obligations (Note 6)                                                 103,745          1,188,086
Deferred tax liability                                                                              3,627,963          4,158,344

Stockholders' equity:
  Series A preferred stock -- par value $.10 per share
    (aggregate liquidation preference of $26)
    authorized 50,000 shares                                                                                -                  -
  Preferred stock -- $.60 cumulative convertible preferred
    stock -- par value of $.10 per share (aggregate liquidation preference of $10) authorized 10,000,000 shares, issued
    and outstanding 974,500 in 2002 and 2003                                                           97,450             97,450
  Common stock -- par value $.01 per share, authorized 60,000,000
    shares, issued and outstanding 21,143,406 in 2002 and 2003                                        211,434            211,434
  Additional paid-in capital                                                                       34,567,866         34,421,691
  Retained earnings                                                                                10,623,394         12,875,148
  Other comprehensive income (loss) net of tax (Note 6)                                                     -         (1,222,193)
                                                                                                -------------       ------------
Total stockholders' equity                                                                         45,500,144         46,383,530

Commitments and contingencies (Note 11)
                                                                                                -------------       ------------
                                                                                                 $102,351,331       $100,360,018
                                                                                                =============       ============

*The balance sheet as of December 31, 2002 has been derived from Parallel's audited financial statements.
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

Parallel Petroleum Announces 1Q 2003 Results
May 15, 2003
Page 5

                            PARALLEL PETROLEUM CORPORATION
                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (Unaudited)

                                                                                            Three Months Ended March 31,
                                                                                           ------------------------------
                                                                                               2002             2003
                                                                                            ------------     -----------
Oil and gas revenues                                                                        $ 1,971,191      $ 8,492,792
                                                                                            ------------     -----------

Cost and expenses:
  Lease operating expense (Note 8)                                                              549,376        1,455,660
  General and administrative                                                                    349,764          801,768
  Depreciation, depletion and amortization                                                    1,354,630        2,065,691
                                                                                            -----------      -----------
    Total costs and expenses                                                                  2,253,770        4,323,119
                                                                                            -----------      -----------
    Operating income (loss)                                                                    (282,579)       4,169,673
                                                                                            -----------      -----------

Other income (expense), net:
  Equity in loss of First Permian, L.P.                                                        (316,293)               -
  Change in fair market value of derivatives (Note 6)                                          (339,858)        (202,457)
  Interest and other income                                                                      16,375           44,656
  Interest expense                                                                             (153,057)        (486,464)
  Other expense                                                                                (172,066)         (20,544)
                                                                                            -----------      -----------
    Total other expense, net                                                                   (964,899)        (664,809)
                                                                                            -----------      -----------
Income (loss) before income taxes                                                            (1,247,478)       3,504,864
Income tax (expense) benefit, net                                                               478,727       (1,191,654)
                                                                                            -----------      -----------

Net income (loss) before cumulative effect of change in accounting principle                   (768,751)       2,313,210
Cumulative effect on prior years of a change in accounting principle, less
  applicable income taxes of $31,659 (Note 8)                                                         -          (61,456)
                                                                                            -----------      -----------
    Net income (loss)                                                                          (768,751)       2,251,754
Cumulative preferred stock dividend                                                            (146,175)        (146,175)
                                                                                            -----------      -----------
    Net income (loss) available to common stockholders                                      $  (914,926)     $ 2,105,579
                                                                                            ===========      ===========

Net income (loss) per common share:
  Basic - before cumulative effect of a change in accounting principal                      $     (0.04)          $ 0.10
  Cumulative effect of a change in accounting principle, net of tax                                   -                -
                                                                                            -----------      -----------
  Basic - after cumulative effect of a change in acocounting principle                      $     (0.04)          $ 0.10
                                                                                            ===========      ===========

  Diluted - before cumulative effect of a change in accounting principle                    $     (0.04)          $ 0.09
  Cumulative effect of a change in accounting principle, net of tax                                   -                -
                                                                                            -----------      -----------
  Diluted - after cumulative effect of a change in accounting principle                     $     (0.04)          $ 0.09
                                                                                            ===========      ===========

Weighted average common share outstanding:
  Basic                                                                                      20,663,861       21,143,406
                                                                                            ===========      ===========
  Diluted                                                                                    20,663,861       24,038,049
                                                                                            ===========      ===========

________________________________________________________________________________

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
Parallel Petroleum Announces 1Q 2003 Results
May 15, 2003
Page 6

                             PARALLEL PETROLEUM CORPORATION
                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (Unaudited)

                                                                                              Three Months Ended March 31,
                                                                                             ------------------------------
                                                                                                 2002             2003
                                                                                              ----------       -----------
Cash flows from operating activities:
  Net income (loss)                                                                           $ (768,751)     $  2,251,754

Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
    Depreciation and depletion                                                                 1,354,630         2,065,691
    Accretion expense                                                                                  -            33,835
    Equity in loss from investments in First Permian, L.P.                                       316,293                 -
    Change in fair value of derivative instruments                                               339,859           202,457
    Deferred income taxes                                                                       (478,727)        1,191,654
    Cumulative effect on prior years of a change in accounting principle, net of tax                   -            61,456
Changes in assets and liabilties:
  Other, net                                                                                     (11,865)           22,784
  Decrease (increase) in accounts receivables                                                    161,584        (1,965,273)
  Decrease in prepaid expenses and other                                                          95,571            23,550
  Decrease in accounts payable and accrued liabilities                                          (864,538)         (313,586)
  Purchase of derivative instruments                                                            (391,105)                -
                                                                                              ----------      ------------
    Net cash provided by (used in) operating activities                                         (247,049)        3,574,322
                                                                                              ----------      ------------

Cash flows from investing activities:
  Additions to property and equipment                                                         (2,785,855)       (4,572,325)
  Proceeds from disposition of property and equipment                                            365,380            20,400
                                                                                              ----------      ------------
    Net cash used in investing activities                                                     (2,420,475)       (4,551,925)
                                                                                              ----------      ------------

Cash flows from financing activities:
  Borrowings from bank line of credit                                                            565,589         3,173,625
  Payments on bank line of credit                                                                      -       (10,173,625)
                                                                                              ----------      ------------
    Net cash provided by (used in) financing activities                                          565,589        (7,000,000)
                                                                                              ----------      ------------

Net increase (decrease) in cash and cash equivalents                                          (2,101,935)       (7,977,603)

Beginning cash and cash equivalents                                                            3,351,044        11,811,704
                                                                                              ----------      ------------

Ending cash and cash equivalents                                                              $1,249,109      $  3,834,101
                                                                                              ==========      ============

Non-cash financing and investing activities:
  Oil and gas properties - FASB 143                                                                    -      $  1,205,985
  Accrued preferred stock dividend                                                             $ 146,175      $    146,175

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

Parallel Petroleum Announces 1Q 2003 Results
May 15, 2003
Page 7


                         PARALLEL PETROLEUM CORPORATION
                           PRODUCTION AND PRICE DATA

                                                             ---------------------------------------------
                                                               12/31/2002      3/31/2002      3/31/2003
                                                              --------------  ------------- --------------
Production and prices:
  Oil (Bbls)                                                         39,071         30,161        153,578
  Natural gas (Mcf)                                                 853,074        590,650        781,751
  Equivalent barrels of oil (BOE)                                   181,250        128,603        283,870
  Equivalent barrels of oil (BOE) per day                             2,014          1,429          3,154

Prices:
  Bbls (unhedged)                                                   $ 26.66        $ 21.20        $ 32.60
  Bbls (hedged)                                                                                   $ 31.80
  Mcf (unhedged)                                                     $ 4.17         $ 2.25         $ 5.82
  Mcf (hedged)                                                                                     $ 4.62
  BOE (unhedged)                                                    $ 25.47        $ 15.33        $ 33.66
  BOE (hedged)                                                                                    $ 29.92

________________________________________________________________________________

                         PARALLEL PETROLEUM CORPORATION
                              HEDGING INFORMATION

COSTLESS COLLARS:

                                                         Houston Ship Channel
                                                              Gas Prices
                                                      ----------------------------
                                          MMBTU
           Period of Time              Natural Gas       Floor           Cap
------------------------------------- --------------- ------------- --------------
2003 remainder (a)                      642,000        $ 4.25         $ 5.30


SWAPS:

                        Volume                Volume
                        Hedged   Average      Hedged  Average
       Period of Time   Bbl Oil   Price       MMBTU    Price
   ------------------- --------- ---------  -------- --------
    2003 remainder (a) 275,000   $ 24.58     642,000 $  4.84
    2004               329,400   $ 23.19
    2005               292,000   $ 22.77
    2006               265,500   $ 23.04


INTEREST RATE SWAPS:

                                             LIBOR           Expected       Expected
                          Notional           Fixed            Margin          Fixed
       Period of Time      Amount (c)     Interest Rates (d)  Rates (e)   Interest Rates (f4)
    ------------------ ----------------- ------------------- ----------- ------------------
    2003 remainder (a)  $ 35,000,000        1.675%              2.750%         4.425%
    2004                $ 30,000,000        2.660%              2.500%         5.160%
    2005                $ 20,000,000        4.050%              2.250%         6.300%
    2006 (b)            $ 10,000,000        4.050%              2.250%         6.300%

          (a)  second quarter through fourth quarter
          (b)  through December 20, 2006
          (c) Based on the anticipated principal reductions under our credit facility.
          (d)  Parallel's swap contract with BNP Paribas.
          (e) Based on the anticipated borrowing base usage under our credit facility.
          (f) Total of the libor fixed interest rate plus the expected margin rate under our credit facility. Our loan agreement requires the interest rate to not be below 4.50%.
________________________________________________________________________________
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

Parallel Petroleum Announces 1Q 2003 Results
May 15, 2003
Page 8

                         Parallel Petroleum Corporation
               Discretionary Cash Flow Reconciliation (Non-GAAP)
                                  (Unaudited)

The following chart reconciles first quarter net cash provided by operating activities to discretionary cash flow. To assess Parallel's operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow is an appropriate measure of Parallel's ability to satisfy capital expenditure obligations and working capital requirements. Discretionary cash flow is a non-GAAP financial measure as defined under SEC rules. Parallel's discretionary cash flow should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with or as a measure of the Company's profitability or liquidity. The discretionary cash flow may exclude some, but not all, items that affect cash flow and may not be comparable to similarly titled measure of other companies. Discretionary cash flow is defined as net cash provided by (used in) operating activities adjusted for changes in components of working capital and other liabilties.


                                                        Three Months Ended March 31,
                                                       ----------------------------
                                                          2002              2003
                                                       ---------         ----------

Net Cash Provided by (used in) operating activities    $ (247,049)       $ 3,574,322

Adjustments
  Other, net                                               11,865            (22,784)
  Accounts Receivable                                    (161,584)         1,965,273
  Prepaid expenses and other                              (95,571)           (23,550)
  Accounts Payable and accrued liabilities                864,538            313,586
  Purchase of derivative instruments                      391,105                  -
                                                       ----------        -----------
Discretionary Cash Flow (Non-GAAP)                     $  763,304        $ 5,806,847
                                                       ----------        -----------

_______________________________________________________________________________


The Company

Parallel Petroleum Corporation is headquartered in Midland, Texas and is an independent energy company primarily engaged in the exploration, acquisition, development and production of oil and gas using enhanced oil recovery techniques including 3-D seismic technology. Additional information on Parallel Petroleum Corporation is available at www.parallel-petro.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the company's future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "subject to," "anticipate," "estimate," "continue," "present value," "future," "reserves", "appears," "prospective," or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the company's growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

                                      ###